UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2017 (March 7, 2017)

EZTD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

(Address of Principal Executive Offices)

+972-73-705-8000

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2017, EZTD Inc. (the “Company”) entered into: (1) a Loan Agreement (the “CFSE Loan Agreement”), pursuant to which the Company will receive from Compagnie Financiere St. Exupery SICAV-SIF (“CFSE”), as lender, a loan in the aggregate principal amount of $2,800,000 (the “CFSE Loan”), and (2) a Loan Agreement (together with the CFSE Loan Agreement, the “Loan Agreements”), pursuant to which the Company will receive from Finandrea S.P.A. (“Finandrea” and, together with “CFSE”, the “Lenders”), as lender, a loan in the aggregate principal amount of an equivalent of $700,000, payable in Euros (together with the CFSE Loan, the “Loans”).

The Loans will each bear interest at an annual rate of 3%, and will each mature on July 9, 2017. Pursuant to the Loan Agreements, at any time that the Loans remain outstanding, neither the Company nor any of its subsidiaries will incur any new indebtedness, unless otherwise consented to by the Lenders. In addition, pursuant to the terms of the Loan Agreements, if the Company conducts an offering of its common stock in which a Lender participates, such Lender may request that the Company offset a portion of its Loan amount equal to the dollar amount of which the Lender has subscribed to such offering.

The Company anticipates using a portion of the proceeds from the Loans to repay $1 million owed to CFSE pursuant to an existing convertible loan agreement which CFSE acquired from a prior noteholder.

The foregoing is only a description of the Loan Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in response to Item 5.03 of this Form 8-K is incorporated by reference in response to this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2017, the Board of Directors of the Company approved and adopted the Company’s Amended and Restated Bylaws (as amended, the “Amended Bylaws”) to modify those certain provisions as required by the binding term sheet dated as of December 29, 2016, by and among the Company, CFSE, and the other parties signatory thereto. Specifically, the bylaws have been amended to: (i) require non-binding, advisory shareholder approval of annual accounts at the end of each fiscal year or before entering into any extraordinary transaction or transaction modifying the composition of the Company’s share capital; (ii) require a majority vote of all directors, including the affirmative vote of the Directors designated by CFSE, in the event of purchase of shares in other entities, mergers or acquisitions, incorporation of new subsidiaries or branches, entry into consulting agreements exceeding $25,000, or approval of the Company’s budget; (iii) incorporate a provision that requires re-election of all of the Company’s directors in the event of any one director’s resignation or disqualification, among other modifications; and (iv) provide that only the Company’s shareholders may appoint and elect members of the Company’s Board of Directors.

The foregoing summary of amendments to the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

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Item 8.01.	Other Items.

On March 7, 2017, the Board of Directors approved a rights offering (the “Rights Offering”) for the Company’s shareholders whereby the Company may seek to offer up to $4 million of the Company’s common stock at a purchase price of $1.00 per share.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. The proposed Rights Offering will be made solely by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the “SEC”). Additional information regarding the Rights Offering will be set forth in the prospectus to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws.

3.2	Amended and Restated Bylaws (marked version).

10.1	Loan Agreement, dated as of March 9, 2017, by and between the Company and CFSE.

10.2	Loan Agreement, dated as of March 9, 2017, by and between the Company and Finandrea.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements include, but are not limited to those statements regarding the Company’s ability to repay the Loans under the prescribed terms, the intended use of proceeds of the Loans to repay existing indebtedness to CFSE and the proposed Rights Offering of the Company’s securities. The Company may not be successful in its repayment of the Loans, or in conducting the proposed Rights Offering on acceptable terms or may not obtain the necessary consents and approvals needed to conduct the proposed Rights Offering. These forward-looking statements and their implications are based on the current expectations of the management of the Company only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are subject to risks and uncertainties, including those discussed in the Company’s reports filed from time to time with the SEC. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2017	EZTD INC.

	By:	/s/ Shimon Citron
	Name:	Shimon Citron
	Title:	Chief Executive Officer

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